                                                              Exhibit 23.2

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our reports, included in this Form 10-K, into Iron Mountain Incorporated's previously filed registration statements on Forms S-3 (File Nos. 333-75068, 333-91577, 333-72191 and 333-54030) and S-8 (File Nos. 333-43787, 333-69859
and 333-95901).


/s/ RSM Robson Rhodes


Birmingham, England
March 20, 2002